EXHIBIT 10.1
                                                                    ------------

                        FIRST AMENDMENT TO LOAN AGREEMENT

     This First Amendment to Loan Agreement (this "Amendment") dated as of August 4, 2006, is made among GMX Resources Inc., an Oklahoma corporation (the "Borrower"), Capital One, National Association, a national banking association, as administrative agent (the "Agent"), and Union Bank of California, N.A. and Capital One, National Association, as Banks (the "Banks"), who agrees as follows:


                                    RECITALS

     A. This First Amendment to Loan Agreement pertains to that certain Amended and Restated Loan Agreement (Line of Credit) dated as of June 7, 2006, among the Borrower, the Agent and the Banks (the "Loan Agreement"). As used in this Agreement, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

     B. The Borrower proposes to issue Series B Cumulative Preferred Stock and has requested that the Agent and the Banks consent to the outline of the terms for such cumulative preferred stock. The Borrower, the Agent and the Banks accordingly desire to enter into this Amendment.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Banks, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                                   AMENDMENTS
                                   ----------

     1.1 Section 1.2 of the Loan Agreement is hereby amended by amending and restating the definition of the term "Maximum Subordinated Amount", to read in its entirety as follows:

     "Maximum Subordinated Amount" shall mean fifty million ($50,000,000.00) dollars.

     1.2 Section 1.2 of the Loan Agreement is hereby further amended by amending and restating the definition of the term "Qualified Redeemable Preferred Equity", to read in its entirety as follows:

          "Qualified Redeemable Preferred Equity" shall mean redeemable preferred stock issued by the Borrower which (i) does not exceed in total consideration paid to or for the account of the Borrower in connection therewith, when added to the total principal amount of all Qualified Subordinated Debt issued by the Borrower, the Maximum Subordinated Amount, (ii) is not redeemable in any part earlier than five (5) years after its issuance date, except only at the voluntary option of the Borrower and except for mandatory redemption following a change of ownership or control or

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          management (as contemplated by Sections 6.13 or 6.12, respectively),
          (iii) has a stated interest or dividend rate of less than ten (10%) percent per annum, except for a default dividend rate not exceeding twelve (12%) percent per annum, (iv) sets forth covenants that in the judgment of the Agent and Agent's counsel are no more restrictive on the Companies and their operations and affairs than the covenants contained in this Agreement, and (v) is unsecured by any Liens."


     1.3 Section 6.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

               "Distributions or Redemption. (a) The Borrower will not (i) pay or declare any dividend on any shares of any class of its stock (other than stock dividends), (ii) make any other distribution or other shareholder expenditure on account of any shares of any class of its stock, nor set aside any funds for such purpose, nor (iii) otherwise make or agree to pay for or make (except as set forth in (b) below), directly or indirectly, any other distribution with respect to any shares of any class of its stock, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrants or other right to acquire any such shares, except that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may declare, and agree to declare and pay, dividends (interest expense) in cash to the holders of Qualified Redeemable Preferred Equity, and the Borrower may make and pay such cash dividends so declared within thirty (30) days of such declaration. For the avoidance of doubt, shares of Qualified Redeemable Preferred Equity are Borrower's stock for purposes of clauses (i), (ii) and
          (iii) above, and the Borrower shall not elect (or agree to elect) any option to redeem any Qualified Redeemable Preferred Equity without the prior written consent of the Required Banks.

          (b) The Qualified Redeemable Preferred Equity issued by Borrower may include (as provided in clause (ii) of the definition thereof) a provision providing for a mandatory redemption of such stock following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively). Moreover, the Borrower may make a mandatory redemption payment on the Qualified Redeemable Preferred Equity solely by reason of a change of ownership or control or management (as

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          contemplated by Sections 6.13 or 6.12, respectively), and such mandatory redemption payment in itself is not an Event of Default (although nothing set forth in this Agreement shall subordinate the Secured Parties' rights to priority of payment). However, the Borrower acknowledges that nothing set forth in this Section 6.10 (or in the definition of Qualified Redeemable Preferred Equity or Subsection 8.1(o) below) modifies or restricts the application of Section 6.12 and Section 6.13, and if a change in management or a change in ownership or control, respectively, occurs within the meaning of those Sections then an Event of Default occurs under Subsection 8.1(c) unless the Agent's and the Required Banks' prior written consent to the contrary is obtained (even though any mandatory redemption of Qualified Redeemable Preferred Equity which also may arise due to such change in management, ownership or control is not itself a breach of this Section 6.10 or an Event of Default)."

     1.4 Subsection 8.1(o) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          (o) Qualified Redeemable Preferred Equity. (i) The Borrower defaults in the payment of any amounts due under or in the observance or performance of any of the covenants or agreements contained in any documents pertaining to any Qualified Redeemable Preferred Equity, and any grace period applicable to such default has elapsed; or (ii) any shares of Qualified Redeemable Preferred Equity shall for any reason become subject to mandatory redemption by the Borrower before the fifth anniversary of the date on which such shares are issued or if any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of any shares of any Qualified Redeemable Preferred Equity to cause any of such shares to be redeemable or to require the redemption thereof by the Borrower (in each case after giving effect to any applicable cure period), except as to all of this clause (ii) for a mandatory redemption following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively); or (iii) any judgment for redemption of any shares of Qualified Redeemable Preferred Equity is rendered by any court or other governmental body except to enforce a mandatory redemption following a change of ownership or

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               control or management (as contemplated by Sections 6.13 or 6.12, respectively). For the avoidance of doubt, nothing in this Subsection modifies or restricts the application of Section 6.10,
               Section 6.11, Section 6.12 or Section 6.13, nor does this Subsection modify or limit Subsection 8.1(c) above.


                                   ARTICLE 2.
                          ACKNOWLEDGMENT OF COLLATERAL
                          ----------------------------

     2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.


                                   ARTICLE 3.
                                  MISCELLANEOUS
                                  -------------

     3.1 The Borrower represents and warrants to the Agent and the Banks (which representations and warranties will survive the execution of this Amendment) that (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which a Bank has relied or utilized in making its decision to enter into this Amendment, and (iv) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Notes and the Loan Agreement. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Agent or any Bank might exist, whether known or unknown, such items are hereby waived by the Borrower.

     3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.

     3.3 Borrower agrees to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Banks harmless from and

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against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

     3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party's signature may appear on a separate counterpart but all such counterpart taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.

     3.5 The provisions of this Amendment shall become effective if and when, and only when, (i) each and every representation and warranty of Borrower contained in this Amendment is true, complete and accurate, (ii) no event exists which constitutes a Default, and (iii) the receipt by the Agent of the following:

          (a)  A duly executed counterpart of this Amendment; and

          (b) A Certificate of the Secretary of the Borrower, confirming the continued effectiveness of the resolutions of its Board of Directors.

The Borrower hereby certifies by execution of this Amendment that the foregoing conditions (i) and (ii) are satisfied and true and correct. The documents required under condition (iii) in each case shall be in form and substance satisfactory to the Agent and its counsel.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]










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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


            BORROWER:                  GMX RESOURCES INC.

                                       By:  /s/ Ken L. Kenworthy, Sr.
                                            ----------------------------------
                                       Name:  Ken L. Kenworthy, Sr.
                                       Title: Executive Vice President and CFO



            AGENT:                     CAPITAL ONE, NATIONAL ASSOCIATION

                                       By:  /s/ Brian Kerrigan
                                            ----------------------------------
                                       Name:  Brian Kerrigan
                                       Title: Vice President


            BANKS:                     CAPITAL ONE, NATIONAL ASSOCIATION,
                                       as a Bank

                                       By:  /s/ Brian Kerrigan
                                            ----------------------------------
                                       Name:  Brian Kerrigan
                                       Title: Vice President


                                       UNION BANK OF CALIFORNIA, N.A.

                                       By:  /s/ Jarrod Bourgeois
                                            ----------------------------------
                                       Name:  Jarrod Bourgeois
                                       Title: Vice President


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